SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               BetzDearborn, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/_/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
/_/ $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

-------------------------------------------------------------------------------
                                                                       1997



Notice of
Annual Meeting
and
Proxy Statement



                                                             [LOGO] BetzDearborn

/X/ PLEASE VOTE

Whether or not you plan to attend the annual meeting, your vote is important. To ensure that your shares will be represented, please complete, sign, date, and mail your proxy card in the enclosed postage paid envelope.

ANNUAL REPORTS

The Company's most recent Annual Report on
Form 10-K, including the financial statements and schedules filed with the SEC, is available upon written request and without charge. To receive a copy, direct your request to either
George L. James, III, vice president and chief financial officer, or William C. Brafford, vice president and secretary, at the corporate world headquarters address.

                                    CONTENTS

                                                                            PAGE
                                                                            ----
A MESSAGE FROM THE CHAIRMAN.............................................       2

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS................................       3

PROXY STATEMENT.........................................................       4
    /x/ Proposal No. 1: Election of Directors...........................       4
        Board Committees and Director Meetings..........................       7
        Information Relating to Executive Officers......................       8
        Ownership of Company Shares.....................................       9
        Compensation Committee Report on
          Executive Compensation........................................      11
        Executive Compensation..........................................      15
    /x/ Proposal No. 2: Amendment to Stock Option Plan of 1987..........      21
    /x/ Proposal No. 3: Approval of
          Employee Stock Purchase Plan of 1997..........................      24
    /x/ Proposal No. 4: Election of Independent Auditors................      25

OTHER MATTERS...........................................................      26

EXHIBIT A: STOCK OPTION PLAN OF 1987....................................     A-1
              (AS AMENDED EFFECTIVE APRIL 10, 1997)

EXHIBIT B: EMPLOYEE STOCK PURCHASE PLAN OF 1997.........................     B-1

--------------------------------------------
     /x/ To be voted on at the meeting.

                                                        WILLIAM R. COOK
                                                        Chairman of the Board
                                                        President
                                                        Chief Executive Officer
                                                        BETZDEARBORN INC.
                                                        4346 Somerton Road
                                                        PO Box 3002
                                                        Trevose, PA 19053-6783
                                                        215 355-3300
                                                        215 953-2484 Fax
[LOGO] BetzDearborn


March 10, 1997

DEAR SHAREHOLDER:

Nineteen ninety-six was the most remarkable year in the history of our Company. With Betz Laboratories' strategic acquisition of the Dearborn Division of W.R. Grace, we immediately achieved our long-term globalization goals and strengthened our U.S. leadership position. We even have a new name--BetzDearborn--to reflect our status as the preeminent global leader in the specialty water and process chemical treatment industry. As we complete the integration of the two companies this year, we are very excited about the opportunities to generate significant returns to our shareholders.

You are cordially invited to attend the first Annual Meeting of the new BetzDearborn to be held Thursday, April 10, 1997, at our Corporate World Headquarters in Trevose, Pennsylvania. The meeting will begin with an introduction of the nominees for Director and continuing Directors, followed by voting on the four proposals and other matters properly brought before the Meeting. We will then conclude with a report on Company operations.

In addition to electing Directors and ratifying the appointment of Ernst & Young LLP as independent auditors for the Company, you are being asked to consider and approve an amendment to the Company's Stock Option Plan of 1987 and an Employee Stock Purchase Plan. The Board of Directors believes these proposals are in the best interest of the Company and its shareholders and recommends a vote FOR each of the proposals. They are more fully described in the accompanying Proxy Statement, which you are encouraged to read carefully.

Your Board of Directors and Management look forward to personally greeting you on April 10th. If you will not be able to attend the Annual Meeting, we urge you to exercise your right to vote by promptly completing and returning your signed proxy card in the envelope provided.

Thank you for your cooperation and continued support.

Sincerely,

/s/ WILLIAM R. COOK
-------------------------------------
William R. Cook
Chairman of the Board,
President and Chief Executive Officer

Shaping the Future of Water & Process Treatment

                                  WILLIAM C. BRAFFORD
                                  Vice President, Secretary and General Counsel BETZDEARBORN INC.
                                  4346 Somerton Road
                                  P.O. Box 3002
                                  Trevose, PA 19053-6783
                                  215-953-2315
                                  215-953-5536 Fax

[LOGO] BetzDearborn

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

March 10, 1997

DEAR SHAREHOLDER,

The 1997 Annual Meeting of Shareholders of BetzDearborn Inc. will be held in the Corporate Training Facility at BetzDearborn World Headquarters, 4636 Somerton Road, Trevose, Pennsylvania, on Thursday, April 10, 1997 at 11:00 a.m. Daylight Savings Time, for the following purposes:

     1. To elect three Directors as members of a class for a term of three years;

     2. To approve an amendment to the Company's Stock Option Plan of 1987;

     3. To approve the proposed Employee Stock Purchase Plan;

     4. To approve the appointment of Ernst & Young LLP as the Company's independent auditors for 1997; and

     5. To consider and transact such other business as may properly come before the Meeting or any adjournment thereof.

Shareholders of record at the close of business on February 7, 1997, will be entitled to vote at the meeting and any adjournments. It is important that your shares be represented and voted and you are cordially invited to attend the meeting. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY OR CONFIDENTIAL INSTRUCTION CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

Very truly yours,

/s/ WILLIAM C. BRAFFORD
--------------------------
William C. Brafford
Secretary

Shaping the Future of Water & Process Treatment

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of BetzDearborn Inc. for use at the 1997 Annual Meeting of Shareholders and any adjournments thereof. Distribution of this Proxy Statement and the enclosed proxy card is scheduled to begin on or about March 10, 1997.

     A Proxy may be revoked by a Shareholder before it is exercised by notifying the Secretary of the Company prior to the Meeting or by voting in person at the Meeting. In the absence of voting instructions for one or more of the proposals listed on the Proxy, the Proxy will be voted FOR those proposals. As to any other matters that may properly come before the Meeting, the persons named in the Proxy will consult with the entire Board (including the nominees) and use their discretion in voting upon such matters.

     Solicitations may be made by mail, personal interview and telephone by officers and regular employees of the Company, not exceeding twenty-five in number, who will receive no additional compensation therefor. The Company may request, and reimburse reasonable out-of-pocket expenses, of banks, brokers and other nominees to forward proxy materials to the beneficial owners of shares held of record. Additionally, the Company has retained D.F. King & Co., Inc. to assist with the solicitation of proxies from brokerage firms and banks. The Company will pay D.F. King & Co., Inc. a fee of fifty-five hundred dollars ($5,500) and reimburse them for their actual expenses in rendering this service.

     Only holders of record of the Company's Preferred Shares and Common Shares at the close of business on February 7, 1997, will be entitled to receive notice of, and vote at, the Meeting. Each such shareholder is entitled to one vote for each share held of record on all business that comes before the Meeting. Cumulative voting in the election of Directors is not permitted. On February 7, 1997, there were 28,243,422 Common Shares and 481,223 Preferred Shares of the Company issued and outstanding.

     The Company's Annual Report for 1996, on which no action will be asked by the Board, is enclosed with this Proxy Statement. It is not to be regarded as proxy solicitation material.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

     Under the Company's Bylaws, the Board consists of not less than five or more than thirteen Directors divided into three classes approximately equal in number. Normally, the Directors of one class stand for election at each Annual Meeting to three-year terms, with the result that each class stands for election once every three years. This year's Meeting will relate to the election of three Directors to a class for three-year terms expiring in 2000.

     The class of Directors whose term of office will expire at the 1997 Annual Meeting consists of Messrs. John F. McCaughan, John Quarles and Robert L. Yohe, each of whom was previously elected by the Shareholders for a three-year term. Mr. John A. Miller has announced his intention to resign from the Board effective at the close of business of the 1997 Annual Meeting. As a consequence, the Company will reduce the size of the Board from twelve to eleven Directors until such time as a successor may be elected. Unless otherwise instructed, the persons named in the enclosed Proxy will vote shares subject to a valid Proxy in favor of the election of Messrs. McCaughan, Quarles and Yohe.

     The Board knows of no reason why any nominee may be unable to serve as a Director. If any nominee should become unable to serve, the persons named in the Proxy, after consultation with the full Board, will exercise their discretion in voting for such person or persons as the Board may recommend.

     The following information is furnished with respect to each of nominees for election and each of the continuing Directors of the Company. The information includes age, period served as Director, business experience during the past five years and other directorships.

--------------------------------------------------------------------------------
                      NOMINEES FOR TERMS EXPIRING IN 2000
--------------------------------------------------------------------------------

JOHN F. MCCAUGHAN           Mr. McCaughan, age 61, was elected a Director of the
                            Company in 1972. He was Chairman of the Board from 1982 to 1996, Chief Executive Officer from 1982 to
                            1993 and President of the Company from 1987 to 1989.
                            Mr. McCaughan serves as a Director of Philadelphia
                            Suburban Corporation, Penn Mutual Life Insurance
                            Company and the YMCA of Philadelphia and vicinity.
                            He also is a Trustee of the Doylestown Hospital
                            Foundation.


JOHN QUARLES                Mr. Quarles, age 61, was elected a Director of the
                            Company in 1992. Since 1977, he has been a partner in the law firm of Morgan, Lewis and Bockius where he heads the firm's environmental practice group.
                            Mr. Quarles is a former Chairman of the Firm and currently is a member of the firm's Executive
                            Committee. Mr. Quarles also is a Director of the Christian Broadcasting Network and a former Director of the Environmental Law Institute.

ROBERT L. YOHE              Mr. Yohe, age 60, was elected a Director of the
                            Company in 1991. Since 1995, he has been an independent corporate director and advisor. Mr. Yohe was Vice Chairman of Olin Corporation from 1993 to
                            1994 after serving as Executive Vice President from 1987 to 1993. He was a Director of Olin Corporation from 1990 to 1994. Mr. Yohe serves as a Director of Airgas Inc., Calgon Carbon Corporation, LaRoche
                            Industries Inc., Marsolex Inc. and The Middleby
                            Corporation. He also is a Trustee of Lafayette
                            College.



--------------------------------------------------------------------------------
                   DIRECTORS WHOSE TERMS WILL EXPIRE IN 1998
--------------------------------------------------------------------------------


CAROLYN S. BURGER           Ms. Burger, age 57, was elected a Director of the
                            Company in 1993. She has been principal of CB
                            Associates, Inc. since June, 1996. Ms. Burger was
                            President and Chief Executive Officer of Bell
                            Atlantic -- Delaware, Inc. from 1991 to 1996, and she served as a Director from 1988 to 1996. She serves as a Director of the Wilmington Trust
                            Corporation, the Brandywine Conservancy, WHYY and the Medical Center of Delaware.

GEORGE A. BUTLER            Mr. Butler, age 68, was elected a Director of the
                            Company in 1988. He has been a Director of CoreStates Financial Group and CoreStates Bank, N.A.
                            since 1990. Previously, Mr. Butler was President of
                            CoreStates Financial Corp. from 1990 to 1991 and was
                            Chairman of First Pennsylvania Bank from 1979 to
                            1990. Mr. Butler serves as a Director of Pierce-Phelps, Inc. and General Accident Insurance
                            Company of America. He is also a Trustee of Thomas
                            Jefferson University.

GEOFFREY STENGEL, JR.       Mr. Stengel, age 53, was elected a Director of the
                            Company in 1987. Mr. Stengel has been Chairman of
                            Wingspan Technology, Inc. since July, 1996, and
                            President of Envirite Corporation since 1983. He also serves as Chairman, Environmental Technology
                            Council.

--------------------------------------------------------------------------------
                   DIRECTORS WHOSE TERMS WILL EXPIRE IN 1999
--------------------------------------------------------------------------------


JOHN W. BOYER, JR.          Mr. Boyer, age 68, was elected a Director of the
                            Company in 1981. He has been a Director of the Philadelphia Suburban Corporation since 1981.
                            Previously, he was Chairman of the Philadelphia
                            Suburban Corporation from 1992 to 1993 and Chairman and President from 1981 to 1992. Mr. Boyer also serves as a Director of Gilbert Associates, Inc. and Rittenhouse Trust Company. He is a Trustee of
                            Eastern College and serves as Chairman of its Finance Committee.

PATRICK F. BRENNAN          Mr. Brennan, age 65, was elected a Director of the
                            Company in 1992. He has been a Director of Consolidated Papers, Inc. since 1987, President and
                            Chief Operating Officer from 1988 to 1996 and
                            President, Chief Executive Officer and Chief
                            Operating Officer from 1993 to 1996. Mr. Brennan is also a Director of Northland Cranberries, Inc. and Wisconsin Manufacturers and Commerce.

WILLIAM R. COOK             Mr. Cook, age 53, was elected Chairman of the Board
                            of the Company in 1996. He has been Chief Executive
                            Officer of the Company since 1994, President since
                            1990 and a Director since 1989. Mr. Cook has been Chairman of the BetzDearborn Paper Process Group
                            Inc. since 1990 and served as Chairman of BetzDearborn Hydrocarbon Process Group Inc. from
                            1991 to 1994 and Chairman of Betz Entec, Inc. from
                            1992 to 1994. Mr. Cook is also a Director of Dynatech Corporation and the Chemical Manufacturers
                            Association.

ALAN R. HIRSIG              Mr. Hirsig, age 57, was elected Director of the
                            Company in 1995. He has been President and Chief
                            Executive Officer of ARCO Chemical Company since
                            1991 and a Director since 1989. Mr. Hirsig was
                            President, ARCO Chemical European Operations from
                            1984 to 1990. He is also a Director of the Chemical
                            Manufacturers Association and Greater Philadelphia
                            First. Mr. Hirsig is a Trustee of Bryn Mawr College and the YMCA of Philadelphia and vicinity. He also is Chairman of the Advisory Board of PRIME, Inc.

JOHN A.H. SHOBER            Mr. Shober, age 63, was elected a Director of the
                            Company in 1987. He has been a Director of Penn
                            Virginia Corp. since 1989, Vice Chairman of the
                            Board of Directors from 1992 to 1996, and President and Chief Executive Officer from 1989 to 1992. He is a Director of MIBRAG GmbH, Ensign-Bickford
                            Industries, Inc., Airgas, Inc., Auker Coal Group,
                            Inc., Charter Power Systems, Inc. and the YMCA of
                            Philadelphia and vicinity. Mr. Shober also serves on the Board of Managers, Pennsylvania Hospital and the Board of Trustees, Eisenhower Exchange Fellowships,
                            Inc.


                   The Board of Directors recommends that the
                      shareholders vote FOR the nominees.

                     BOARD COMMITTEES AND DIRECTOR MEETINGS

     The Board held six regular meetings and one special meeting during 1996. All Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and committees on which they served during 1996.

     There are five standing committees of the Board of Directors: Audit Committee, Administrative Committee, Corporate Governance Committee, Executive Compensation and Employee Benefits Committee and Retirement and Stock Bonus Plan Committee.

     THE AUDIT COMMITTEE reviews the qualifications and independence of the Company's independent auditors and recommends a firm to the Board for election by the shareholders. The Audit Committee also considers and approves the range of audit and nonaudit fees, the scope of nonaudit services performed by independent auditors, and the annual compensation of the independent auditors. With the assistance of the Company's independent and internal auditors, the Committee also reviews the Company's internal accounting policies and procedures. The Audit Committee, which presently consists of Directors Butler, Boyer, Brennan, Miller, Quarles and Shober, met three times during 1996.

     THE ADMINISTRATIVE COMMITTEE acts in lieu of the Board on limited matters specifically delegated to it in advance by the full Board of Directors. The Administrative Committee, which presently consists of Directors Cook and McCaughan, met six times in 1996.

     THE CORPORATE GOVERNANCE COMMITTEE evaluates and recommends to the full Board the slate of Directors to be submitted to the shareholders at the Annual Meeting as well as candidates to be appointed by the Board to fill vacancies that may occur from time to time. The Corporate Governance Committee also evaluates director compensation methods in order to attract and retain qualified Directors and ensure that the Company remains competitive with similarly situated corporations. In considering candidates for nomination as a Director, the Corporate Governance Committee will consider individuals suggested by shareholders of the Company. Shareholders wishing to suggest an individual for consideration as a Director should submit the candidate's name and complete biographical resume to the Committee's Chairman, BetzDearborn Inc., 4636 Somerton Road, Trevose, PA 19053. All shareholder suggestions must be received by November 8 immediately preceding the Annual Meeting at which such nominee would be eligible for election to be considered for recommendation by the Corporate Governance Committee. The Corporate Governance Committee, which presently consists of Directors Miller, Boyer, McCaughan and Shober, met two times during 1996.

     THE EXECUTIVE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE approves ranges of base compensation for all Company employees other than officers and, following consultation with the Chief Executive Officer, approves base compensation rates for officers. The Committee also makes determinations as to the grants of stock options and incentive stock. The Executive Compensation and Employee Benefits Committee, which presently consists of Directors Yohe, Brennan, Butler, Hirsig and Stengel, met four times during 1996.

     THE RETIREMENT AND STOCK BONUS PLAN COMMITTEE administers the Company's Employee Retirement Plan and Employee Stock Ownership and 401(k) Plan. The Committee has full and final authority, subject to the provisions of the Plan and the full Board, to establish guidelines for administration and operation of the Plan. The Retirement and Stock Bonus Plan Committee, which presently consists of Directors Boyer, Burger, Cook, McCaughan and Stengel, met two times in 1996.

                               EXECUTIVE OFFICERS

     The following information is furnished with respect to each of the executive officers of the Company. The information includes age, position or office with the Company and business experience during the past five years.


William C. Brafford           Mr. Brafford, age 64, has been Vice President,
                              Secretary and General Counsel of the Company since
                              1980.

Richard A. Heberle            Mr. Heberle, age 57, has been Senior Vice
                              President of the Company since 1995. Previously, he was President of Betz International, Inc. from 1980 to 1994.

John L. Holland               Mr. Holland, age 54, has been Senior Vice
                              President of the Company and President of BetzDearborn Water Management Group since 1995. He was President of BetzDearborn Paper Process Group
                              Inc. from 1994 to 1995, and President, Betz Canada
                              Inc. from 1991 to 1994.

George L. James, III          Mr. James, age 50, has been Vice President and
                              Chief Financial Officer of the Company since 1995.
                              He also was Treasurer of the Company from 1995 to 1996. Previously, Mr. James was Vice President,
                              Corporate Development and Planning of Scott Paper
                              Company from 1994 to 1995 and Vice President,
                              Corporate Finance, Planning and Analysis of Scott
                              Paper Company from 1992 to 1994.

Ronald A. Kutsche             Mr. Kutsche, age 54, has been Senior Vice
                              President of the Company and President,
                              BetzDearborn Paper Process Group Inc. since 1995.
                              Since 1994, he has been Chairman of BetzDearborn
                              Metal Process Group. Previously, he served as
                              Chairman of BetzDearborn Hydrocarbon Process Group
                              Inc. from 1994 to 1995, President of BetzDearborn
                              Hydrocarbon Process Group Inc. from 1990 to 1995,
                              Chairman of Betz Energy Chemicals, Inc. in 1994 and President of Betz Energy Chemicals, Inc. from
                              1990 to 1994.

Ian Priestnell                Mr. Priestnell, age 53, has been Senior Vice
                              President of the Company since 1996. Previously, he was President of Grace Dearborn, a division of W.R. Grace & Co., from 1992 to 1996.

Larry V. Rankin               Mr. Rankin, age 53, has been Senior Vice President
                              of the Company since 1988 and Chairman,
                              BetzDearborn Canada Inc. since 1990. Previously, he was Chairman, Betz International, Inc. and
                              Chairman Betz Europe, Inc. from 1987 to 1996.

                          OWNERSHIP OF COMPANY SHARES

     The following table includes information regarding beneficial ownership of the Company's common stock by owners of more than 5% of such shares.

--------------------------------------------------------------------------------------------------
                                                          AMOUNT AND NATURE
                             NAMES AND ADDRESS OF           OF BENEFICIAL          PERCENT OF
   TITLE OF CLASS              BENEFICIAL OWNER               OWNERSHIP         CLASS OUTSTANDING
--------------------------------------------------------------------------------------------------
Common Stock           Scudder, Stevens & Clark, Inc.             2,557,670                9.06%
                       345 Park Avenue
                       New York, NY 10154
Common Stock           FMR Corp.                                  1,827,600                6.47%
                       82 Devonshire Street
                       Boston, MA 02109
Common Stock           The Regents of                             1,573,500                5.57%
                       the University of California
                       300 Lakeside Drive
                       Oakland, CA 94612
--------------------------------------------------------------------------------------------------

     The Company is not aware of any other person or group which is the beneficial owner of more than 5% of the Company's common shares or preferred shares.

     The table below includes information regarding beneficial ownership of the Company's shares by each Director, nominee and named executive officer, and for all Directors and executive officers of the Company as a group as of February 7, 1997. Unless otherwise indicated in the footnotes, each individual exercises sole voting and investment power over all common shares set forth opposite his or her name.

-----------------------------------------------------------------------------------------------------------------
                                                                 PERCENT OF                         PERCENT OF
                                                    COMMON         CLASS         DEFERRED PLAN        CLASS
                                                   SHARES(1)    OUTSTANDING        SHARES(2)       OUTSTANDING
-----------------------------------------------------------------------------------------------------------------
John W. Boyer, Jr................................      1,700         *                   125            *
Patrick F. Brennan...............................      1,200         *                 1,354            *
Carolyn S. Burger................................        600         *                   125            *
George A. Butler.................................      2,000         *                 6,428            *
William R. Cook..................................     35,436(3)      *                                  *
Richard A. Heberle...............................     10,902(4)      *                                  *
Alan R. Hirsig...................................      1,100         *                   125            *
John L. Holland..................................      6,489         *                                  *
George L. James, III.............................      4,177         *                                  *
John F. McCaughan................................     38,461(5)      *                   125            *
Ian Priestnell...................................      2,849         *                                  *
John Quarles.....................................      1,700         *                 1,415            *
Larry V. Rankin..................................     16,219         *                                  *
John A.H. Shober.................................      3,500         *                   125            *
Geoffrey Stengel, Jr.............................      1,200         *                   125            *
Robert L. Yohe...................................      1,600         *                 1,354            *
All Directors and executive officers as a
  group (18 persons).............................    154,291         *                11,176            *

--------------------------------------------------------------------------------

 *  Indicates ownership of less than 1% of the class outstanding.

(1) The numbers shown include shares granted subject to forfeiture and restrictions on transfer pursuant to the Company's Employee Stock Incentive Plan over which the persons named have voting power as follows: Mr. Cook, 18,444 shares; Mr. Heberle, 3,983 shares; Mr. Holland, 5,211 shares; Mr. James, 2,969 shares; Mr. Rankin, 4,819 shares; all Directors and executive officers as a group (18 persons), 31,427 shares. Also included is each person's respective interest in certain shares held by the Trustee of the Company's Employee Stock Ownership and 401(k) Plan over which such persons have voting and investment power: Mr. Cook, 709 shares; Mr. Heberle, no shares; Mr. Holland, 145 shares; Mr. James, 208 shares; Mr. Rankin, 2,696 shares; all Directors and executive officers as a group (18 persons), 20,706 shares. Not included are shares which may be acquired upon the exercise of stock options granted under the BetzDearborn Inc. Stock Option Plan of 1981 and the BetzDearborn Inc. Stock Option Plan of 1987 over which the named individuals have neither voting nor investment power until exercise of the options: Mr. Cook, 108,904 shares; Mr. Heberle, 37,401 shares; Mr. Holland, 35,240 shares; Mr. James, 20,564 shares; Mr. Rankin, 48,943 shares; all Directors and executive officers as a group (18 persons), 368,512 shares.

(2) Deferred Plan shares represent shares of common stock of the Company hypothetically purchased by the persons named under the Company's Directors' Deferred Compensation Plan. Such Plan provides that Directors who are not employees of the Company may elect to defer all or any portion of their compensation as a Director and invest such amount in shares of common stock of the Company. Common stock so invested is adjusted to reflect stock dividends and splits; however, upon retirement, payments of deferred compensation are made in cash.

(3) Does not include interest in 233 shares of preferred stock over which Mr. Cook has voting power only.

(4) Does not include 500 shares held by Mr. Heberle's son for himself with respect to which Mr. Heberle disclaims beneficial ownership.

(5) Does not include 200 shares held by Mr. McCaughan's wife for herself or as a trustee, 600 shares held by his daughter for herself, nor 280 shares held by his mother for herself with respect to which Mr. McCaughan disclaims beneficial ownership.
--------------------------------------------------------------------------------

REMUNERATION OF DIRECTORS

     Each Director who is not an employee of the Company ("Outside Director") receives an annual retainer in the form of 500 shares of the Company's common stock granted without restrictions under the Employee Stock Incentive Plan as compensation for Board Committee assignments and meetings. Outside Directors are paid a fee of $1,500 for each Board Meeting attended. Committee Chairs are paid an annual retainer of $3,000, and the Chairs and each Committee member are paid a fee of $1,000 for each Committee Meeting attended. In addition, each Director is granted annually an option to purchase 1,000 shares of the Company's common stock according to the Company's Stock Option Plan of 1987. Directors who are employees of the Company are not paid any fees.

     Outside Directors are also eligible to participate in the Company's Directors' Deferred Compensation Plan in which they may elect to defer some or all of their compensation.

     In order to reinforce the importance of aligning Director interest with shareholder value, the Board has required each Outside Director to acquire and maintain ownership of shares of Company common stock equal to not less than $100,000 in value within a predetermined period of initial election to the Board.

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

     Mr. Quarles is a partner in the law firm of Morgan, Lewis and Bockius which provided legal services to the Company in 1996 for which it was paid $213,713.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation and Employee Benefits Committee, which is comprised entirely of non-employee Directors, fixes base compensation rates for the Company's executive officers and establishes awards under the Company's Employee Stock Incentive Plan and Stock Option Plan of 1987. This report addresses the Company's compensation policies for 1996 as they affected the Chief Executive Officer, the four executive officers who were the Company's most highly paid executives in 1996 (collectively, with the Chief Executive Officer, the "Named Executive Officers"), and the other executive officers of the Company.

COMPENSATION PHILOSOPHY

     The Compensation Committee's executive compensation policies are designed to provide competitive compensation opportunities, to reward executives consistent with the Company's performance, to recognize individual performance and responsibility, to assist the Company in attracting and retaining qualified executives and, most importantly, to underscore the importance of total shareholder return. The principal elements of compensation are base salaries, annual cash bonuses, and long-term stock-based incentives. By design, the variable or at-risk components of compensation are proportionately greater for more senior executives, in recognition of their greater potential impact on the Company's results.

     During 1996, the Committee carefully reviewed the executive compensation program and made a number of changes designed to increase the relative importance of variable compensation and to strengthen the link between compensation and shareholder value, Company performance, and individual contributions. Each of these changes is highlighted below.

     All compensation decisions are determined following a detailed review of many factors that the Committee believes are relevant, including the Company's achievements over the past year, external competitive data, each individual's contributions to the Company's success, significant changes in roles or responsibilities, and the internal equity of pay relationships.

     While total compensation opportunities for the Named Executive Officers are targeted to be consistent with median levels of competitive compensation for executives with comparable responsibilities in similarly sized specialty chemical and industrial firms, the actual compensation earned in any particular year may be more or less than the competitive median, depending upon shareholder returns, the Company's performance, and individual contributions. Total compensation opportunities for the Named Executive Officers are adjusted over time as necessary to meet these objectives.

     The competitiveness of the Company's total compensation program -- incorporating base salaries, annual cash bonuses, and long-term stock-based incentives -- is assessed regularly with the assistance of the Committee's independent compensation consultant. Data for these comparisons is drawn from national compensation surveys of both specialty chemical and diversified industrial firms.

     In recognition of the Company's acquisition of Dearborn and its subsequently larger size and greater complexity, the Committee determined that the specialty chemical peer group formerly used for compensation comparisons and for the performance graph was less relevant than it had been in previous years. As such, the Committee adopted new peer groups for both compensation and performance graph comparisons. The new peer group for compensation comparisons includes many of the firms represented in the former peer group, as well as a number of larger and more relevant firms. In addition, the Value Line Specialty Chemical Index was adopted for use in the performance graph. The median annual revenue and market capitalization of the firms in the compensation peer group and Value Line Specialty Chemical Index are comparable to that of the Company. The firms represented in the compensation peer group and the Value Line Specialty Chemical Index overlap substantially.

     This year's performance graph, consistent with SEC requirements, illustrates the Company's performance with respect to a broad market index as well as to the formerly employed peer group and to the newly adopted Value Line Specialty Chemical Index. In addition, to provide shareholders with a better perspective on the Company's recent performance, a performance graph illustrating one year quarterly shareholder returns is presented.

BASE SALARY

     Base salaries for all Named Executive Officers, including the Chief Executive Officer, are reviewed by the Committee on an annual basis. In determining appropriate base salaries, the Committee considers external competitiveness, the roles and responsibilities of the individual, the internal equity of pay relationships, and the contributions of the individual to the Company's success.

ANNUAL CASH BONUS INCENTIVES

     The Committee believes that executives should be rewarded for their contributions to the annual success of the Company and, as such, administers the Performance Incentive Compensation Plan. Awards paid under the Plan reflect the degree to which the Company meets or exceeds certain predetermined financial objectives, as measured by results from operations. Threshold levels of performance, below which no awards will be paid, have been established. Awards may be adjusted to reflect individual contributions to the Company's success.

     As part of its 1996 review of the Company's executive compensation program, the Committee determined that it was appropriate to increase the importance of annual incentive opportunities relative to base salaries and implemented a plan for 1997 that will increase incentive earning opportunities (actual incentive earnings will continue to reflect the degree to which the Company meets predetermined objectives and each individual's contributions to Company success). As with all enhancements to the executive compensation program, this change is designed to underscore the importance of total shareholder return, Company performance, and individual contribution. All Named Executive Officers, including the Chief Executive Officer, are eligible to participate in this program.

LONG-TERM STOCK-BASED INCENTIVES

     The Company believes that it is essential to strongly link executive and shareholder interests. To meet this objective, the Committee administers the Stock Option and Stock Incentive Plans to help attract, retain, and motivate executives and other employees by providing them with an opportunity to share in the Company's success.

     Further, the Committee has determined that it is in the interest of the Company and the shareholders to require approximately eighty of the Company's most senior employees, including each Named Executive Officer and the Chief Executive Officer, to acquire and maintain ownership of significant amounts of Company stock. Ownership requirements are based on the employee's roles and responsibilities, and they range from 50% of base salary up to 400% of base salary for the Chief Executive Officer. These ownership requirements are to be achieved over predetermined time periods and are to be maintained thereafter.

     STOCK OPTION PLAN: In determining individual awards under the Stock Option Plan of 1987, the Committee considers the externally competitive market, the contributions of the individual to the success of the Company, and the desirability to retain the individual over time. A significant proportion of the Company's employees, including all Named Executive Officers and the Chief Executive Officer, are eligible to participate in this program. The Committee believes that broad-based equity incentive opportunities are an important element of a shareholder-focused compensation strategy.

     During 1996, the Committee adopted changes to the manner in which it administers this program in order to provide greater flexibility in awarding stock options to individuals in recognition of their performance and potential. In any given year, the total number of shares awarded under this Plan may vary based on a number of factors, including business conditions, Company performance and stock appreciation.

     To ensure that the Committee can continue to employ this important incentive tool, the Board of Directors has approved an amendment in the Stock Option Plan of 1987, subject to shareholder approval, to increase the number of shares authorized under the Stock Option Plan of 1987 by an additional 2 million shares. To further underscore the importance of total shareholder return, this proposal includes a statement of the Committee's and the Board's intent that no option granted under this Plan be repriced nor cancelled and reissued. The Committee urges shareholders to support these amendments.

     STOCK INCENTIVE PLAN: The Committee also administers the Stock Incentive Plan, which provides for restricted stock awards. In prior years, and in 1996, awards under this Plan were made to each Named Executive Officer, including the Chief Executive Officer, triennially on their anniversary of becoming an officer according to a formula primarily based on organization level and base salary. These awards vested over a five-year period beginning in the third year after grant, subject to continued employment.

     To better underscore the importance of total shareholder return, and to increase the retention effect of the program, the Committee has adopted changes to the manner in which it will administer this program in 1997 and beyond. Under the new approach, Named Executive Officers, including the Chief Executive Officer, will annually be eligible for a restricted stock award that will vest either on the fifth anniversary of its grant, or earlier upon the achievement of predetermined Company performance objectives. The Committee strongly believes that these changes enhance the links between executive compensation and total shareholder return, Company performance, and individual contribution.

     The Company's acquisition of Dearborn provides shareholders with substantial opportunities. To help ensure that these opportunities are realized in a timely fashion, the Committee implemented a one-time Acquisition Incentive Compensation Plan. Under this Plan, Named Executive Officers, including the Chief Executive Officer, were provided with the opportunity to earn shares of Company stock upon the achievement of significant operating cost reductions and upon the achievement of an accretive level of earnings per share over a predetermined time period. Portions of the award opportunity may be earned for performance at predetermined milestones. Opportunities provided to the Named Executive Officers, including the Chief Executive, under this Plan reflect the Committee's assessment of their ability to influence the Company's performance with respect to predetermined acquisition and total shareholder return goals. By linking the award opportunity to key performance objectives, and by providing the award in the form of Company stock, the Committee believes that it has established a strong link between executive compensation and total shareholder return and Company performance.

     EMPLOYEE STOCK PURCHASE PLAN: The Committee and the Board of Directors strongly believe that total shareholder returns can be enhanced when all employees have an opportunity to share in the Company's success. To augment the Company's other equity incentive plans, the Committee has recommended and the Board has approved, subject to shareholder approval, an Employee Stock Purchase Plan under which 400,000 shares of common stock will be available for issuance under the Plan. Under such a plan, substantially all employees will have the opportunity to invest in the common stock of the Company at a discount of up to 15% of fair market value. The Committee believes that this is a valuable employee benefit that will increase interest in stock price and total shareholder return and, as such, urges shareholders to approve the plan.

     The Committee has reviewed the Internal Revenue Code provisions which place a limit on deductions for compensation for Named Executive Officers in excess of $1,000,000. Although no executive officer received compensation exceeding this limit in 1996, the Committee has adopted guidelines which meet the requirements to qualify the Company's Stock Option Plan of 1987 as performance based. Over time, the Committee will continue to consider the implications of this statute.

1996 COMPENSATION

     Nineteen ninety-six was an extraordinary year for the Company. The Company acquired and began the integration of Dearborn, achieved record revenues, and established itself as the premier supplier in its industry. In recognition of this strong performance, the Committee took steps to reward the Named Executive Officers and to help ensure their retention over time by providing them with meaningful earnings opportunities based on performance strongly related to shareholder returns.

     Base salaries paid in 1996 reflect the Committee's review of external competitiveness, the roles and responsibilities of the individuals, the internal equity of pay relationships, and the contributions of the individual to the Company's success. During its 1996 review, the Committee determined that base salary levels were less than the competitive median for executives with comparable responsibilities in similarly sized firms, and as such began a process of increasing base salaries to a more competitive level. To recognize the increased responsibilities of the Named Executive Officers, including the Chief Executive Officer, as executive officers of a significantly larger and more complex company, the Committee increased base salaries. Mr. Cook's base salary was increased in 1996 to a level which the Committee believes is approximately equal to the competitive median for chief executive officers in similarly sized specialty chemical and diversified industrial firms.

     Incentive bonuses paid to all Named Executive Officers, including Mr. Cook, for 1996 were determined in conjunction with the Company's Performance Incentive Compensation Plan, which reflects the Company's success with respect to predetermined financial results from operations and individual contributions to that success.

     Stock options awarded to all Named Executive Officers, including Mr. Cook, in 1996 were based on an assessment of competitive practice and individual contributions, and were intended to help retain the executives over time and to provide rewards consistent with shareholder returns. As such, all options granted in 1996 vest ratably over time, and all options were granted with an exercise price equal to the fair market value on the date of the grant. With respect to these grants, no compensation will be earned unless the share price increases, thereby creating shareholder returns.

     In early 1997, the Committee determined that the Company's 1996 performance met certain operating cost and earnings per share objectives outlined under the plan. In recognition of these achievements, the Committee will award shares of stock to all Named Executive Officers, including to the Chief Executive Officer. These awards will be reflected in the tabular disclosures presented in the 1997 proxy statement. The remainder of the opportunities cannot be earned unless additional objectives are met within a predetermined time frame.

     This report is submitted by the following Outside Directors who constituted the Executive Compensation and Employee Benefits Committee.

                              Robert L. Yohe
                              Patrick F. Brennan
                              George A. Butler
                              Alan R. Hirsig
                              Geoffrey Stengel, Jr.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides information regarding compensation paid, accrued or set aside by the Company during each of the Company's last three fiscal years, to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, as determined by salary earned during 1996.

----------------------------------------------------------------------------------------------------------------------------
                                                                                         LONG TERM COMPENSATION
                                                                                        -------------------------
                                                  ANNUAL COMPENSATION                            AWARDS
                                  ----------------------------------------------------  -------------------------------------
              (A)                    (B)         (C)          (D)            (E)             (F)           (G)         (H)
                                                                                                                       ALL
                                                                            OTHER         RESTRICTED                  OTHER
                                                                           ANNUAL           STOCK        NUMBER      COMPEN-
                                                             BONUS        COMPENSA-        AWARD(S)        OF        SATION
 NAME AND PRINCIPAL POSITION        YEAR     SALARY ($)     ($)(1)      SATION ($)(2)       ($)(3)       OPTIONS     ($)(4)
-----------------------------------------------------------------------------------------------------------------------------
WILLIAM R. COOK                        1996     $535,002   $230,000         --            $578,080      17,373      $5,351
Chairman, President and                1995      460,017     85,000         --                   0      29,624       4,303
Chief Executive Officer                1994      359,640     44,000         --             130,166      23,294       4,727

RICHARD A. HEBERLE                     1996     $232,500   $ 80,000         --            $146,315       4,196      $4,955
Senior Vice President                  1995      195,800     30,100         --                   0      10,701       4,303
                                       1994      165,969     65,339         --                   0       4,729       4,727
JOHN L. HOLLAND                        1996     $276,248   $ 96,000         --            $ 70,800       4,911      $5,028
Senior Vice President                  1995      219,221     62,500         --             102,109      17,408       4,303
                                       1994      164,061     57,525         --                   0          --       4,727
GEORGE L. JAMES III(5)                 1996     $221,500   $ 84,600         --            $ 51,295       3,558      $4,987
Vice President and                     1995      117,308    100,000         --              73,103      17,006       1,226
Chief Financial Officer

LARRY V. RANKIN                        1996     $232,800   $ 87,800         --            $154,792       4,440      $4,976
Senior Vice President                  1995      220,700     32,600         --                   0       9,278       4,303
                                       1994      211,678     19,377         --                   0       7,777       4,530
------------------------------------------------------------------------------------------------------------------------------

(1) Reflects bonus earned in year indicated, but paid the following year.

(2) The aggregate of other annual compensation of each of the named executive officers does not exceed the lesser of $50,000 or 10% of his total annual salary and bonus, and therefore is not reportable in column (e).

(3) The value of restricted stock awards made in 1996 pursuant to the Company's Employee Stock Incentive Plan is determined by the closing price of the Company's common stock on the date of grant as reported by the New York Stock Exchange (NYSE) multiplied by the number of shares. The value of the aggregate number of shares of restricted stock held by each named executive officer is determined by the closing price of the Company's common stock on December 31, 1996 ($58.50) as reported by the NYSE multiplied by the aggregate number of shares. The aggregate number of shares and value of restricted stock held as of December 31, 1996, by each named executive officer is: William R. Cook, 18,444 shares, $1,078,974; Richard A. Heberle, 3,983 shares, $233,006; John L. Holland, 5,211 shares, $304,843; George L.
    James, III, 2,969 shares, $173,686 and Larry V. Rankin, 4,819 shares, $281,911. Shares granted vest in equal increments over three years beginning on the third anniversary date of the grant. Dividends are paid on restricted stock from date of grant.

(4) Represents the value of $2,281 in participant allocations and the balance in Company matching contributions, each in the form of preferred shares, pursuant to the Company's Employee Stock Ownership and 401(k) Plan.

(5) Mr. James commenced employment with the Company on July 17, 1995.
--------------------------------------------------------------------------------

STOCK OPTION GRANTS DURING 1996

     The following table reports the number, exercise price, expiration date of stock options and their potential realizable values based on assumed annual compounded rates of stock price appreciation of awards granted during 1996 pursuant to the Company's Stock Option Plan of 1987.

-------------------------------------------------------------------------------------------------------------------

                                                                                                  POTENTIAL
                                                                                               REALIZABLE VALUE
                                                                                              AT ASSUMED ANNUAL
                                                                                             RATES OF STOCK PRICE
                                                                                                 APPRECIATION
                                   INDIVIDUAL GRANTS                                           FOR OPTION TERM
----------------------------------------------------------------------------------------  --------------------------
                (A)                       (B)            (C)          (D)        (E)          (F)           (G)
                                                        % OF
                                                        TOTAL
                                         NUMBER       OPTIONS/
                                        OF SECU-        SARS
                                         RITIES      GRANTED TO
                                       UNDERLYING     EMPLOYEES    EXERCISE
                                      OPTIONS/SARS    IN FISCAL     OR BASE   EXPIRATION
 NAME AND PRINCIPAL POSITION          GRANTED (1)     YEAR (2)       PRICE       DATE       5% ($)        10% ($)
--------------------------------------------------------------------------------------------------------------------
WILLIAM R. COOK                         17,373          3.51       $43.25      3/8/06     $472,546     $1,197,504
Chairman, President and
Chief Executive Officer
RICHARD A. HEBERLE                       4,196          0.85        43.25      3/8/06      114,131        289,226
Senior Vice President
JOHN L. HOLLAND                          4,911          0.99        43.25      3/8/06      133,579        338,510
Senior Vice President
GEORGE L. JAMES, III                     3,558          0.72        43.25      3/8/06       96,778        245,249
Vice President and
Chief Financial Officer
LARRY V. RANKIN                          4,440          0.90        43.25      3/8/06      120,768        306,045
Senior Vice President

--------------------------------------------------------------------------------

(1) Options were granted on March 8, 1996, and have a maximum term of ten years subject to earlier termination in the event of optionee's cessation of service with the Company. Options become exercisable for one-third of the option shares on the date of the option grant; one-third of the option shares upon completion of one year of service from the date of the option grant; and one-third of the option shares upon completion of two years of service from the date of the option grant.

(2) No stock appreciation rights are granted pursuant to the Company's Stock Option Plan of 1987.
--------------------------------------------------------------------------------

STOCK OPTION EXERCISES DURING 1996 AND YEAR-END OPTION VALUES

     The following table contains information related to aggregated stock options exercised by the named executive officers of the Company during 1996 and the number and value of stock options held at year end. The Company does not have any outstanding stock appreciation rights.

                    AGGREGATED OPTION EXERCISES IN LAST CALENDAR YEAR AND YEAR-END OPTION VALUES
--------------------------------------------------------------------------------------------------------------------
                  (A)                            (B)               (C)             (D)                  (E)
                                                                                NUMBER OF            VALUE OF
                                                                                SECURITIES          UNEXERCISED
                                                                                UNDERLYING            IN THE
                                                                               UNEXERCISED             MONEY
                                                                                OPTIONS AT          OPTIONS AT
                                                                                  FY-END           FY-END ($)(2)
                                                                             ----------------  ---------------------
                                              NUMBER OF           VALUE
                                           SHARES ACQUIRED      REALIZED       EXERCISABLE/        EXERCISABLE/
 NAME AND PRINCIPAL POSITION                 ON EXERCISE         ($)(1)       UNEXERCISABLE        UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------
WILLIAM R. COOK                                5,000           $192,500       87,447/21,457       $724,667/311,173
Chairman, President and
Chief Executive Officer
RICHARD A. HEBERLE                             1,900             73,625       31,036/ 6,365        448,577/106,703
Senior Vice President
JOHN L. HOLLAND                                   --                 --       26,162/ 9,078        341,026/135,260
Senior Vice President
GEORGE L. JAMES, III                              --                 --       12,522/ 8,042        178,132/116,225
Vice President and
Chief Financial Officer
LARRY V. RANKIN                                   --                 --       42,890/ 6,053        556,794/104,680
Senior Vice President

--------------------------------------------------------------------------------
(1) Value realized is the difference between the option exercise price and the closing market price of the common stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) The closing price for the Company's common stock as reported by the New York Stock Exchange on December 31, 1996, was $58.50. Value is the difference between the option exercise price and $58.50 multiplied by the number of shares of common stock underlying the option.
--------------------------------------------------------------------------------

PERFORMANCE GRAPHS

     In 1996, the Company adopted the Value Line Specialty Chemical Index for performance graph comparison to better reflect the increased size and complexity of the Company. The following graph compares the annual changes in the cumulative total shareholder return on the Company's common stock during the five years ending December 31, 1996, with the cumulative total return on the S&P 500 Index, Value Line Specialty Chemicals Group, and our former eleven-company peer group. This peer group was comprised of Chemed Corporation, Ecolab Inc., HB Fuller Company, Loctite Corporation, Millipore Corporation, NCH Corporation, Nalco Chemical Company, Pall Corporation, Petrolite Corporation, Quaker Chemical Corporation and Sigma Aldrich Corporation. The comparison assumes that $100.00 were invested on December 31, 1991, in the Company's common stock, the S&P 500 Index and the identified peer group and assumes the reinvestment of dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


                                    [GRAPH]

     In the printed version of this document a line graph appears depicting the following plot points:

                        Data Points for 1996 Proxy Graph

                           BTL       Peer      S&P       VSC
                           ---       ----      ---       ---
            1991           100       100       100       100
            1992           106       104       108       115
            1993            78       105       118       128
            1994            81       102       120       126
            1995            78       137       165       156
            1996           110       159       203       179

     The following graph compares the change in the total stock appreciation on the Company's common stock for the year 1996 with the total stock appreciation of the S&P 500 Index, Value Line Specialty Chemicals Group and our former peer group as identified in the previous performance graph. The comparison assumes that $100.00 were invested on December 31, 1995, in the Company's common stock, the S&P 500 Index and the identified peer group. The Value Line Specialty Chemicals Group performance includes dividends, (i.e., represents the total shareholder return as shown on the previous graph). Relative weightings for the peer group were based on the respective company's 1996 year-end outstanding shares, as reported by Value Line.

                  COMPARISON OF ONE YEAR QUARTERLY PERFORMANCE



                                    [GRAPH]

     In the printed version of this document a line graph appears depicting the following plot points:

                      Data Points for 1996 Quarterly Graph

                           BTL       Peer      S&P       VSC
                           ---       ----      ---       ---
            1995           100       100       100       100
             1 Q           113       105       105       107
             2 Q           107       108       109       107
             3 Q           128       112       112       110
             4 Q           143       119       120       115

PENSION PLAN TABLE

     The Company's Employee Retirement Plan was established in 1953. The Plan, which is noncontributory, presently covers all U.S. employees of the Company and its domestic subsidiaries who meet the Plan's eligibility requirements. Upon retirement, eligible employees are entitled to receive retirement payments in accordance with one of several optional forms of payment.

     The Plan, as amended, provides an annual retirement benefit in an amount determined by multiplying the participant's final average earnings (defined as the highest three consecutive years of service) by 1.2% for each of the participant's first thirty-five years of service and adding to that an amount determined by multiplying the participant's final average earnings in excess of covered compensation (defined as an accumulated average of Social Security wage bases) by 0.6% for each of the participant's first thirty-five years of service.

     The amount of the estimated retirement income will be reduced for early retirees and for vested terminated employees not working to normal retirement age of 65 to conform to the maximum benefit limitations imposed by the Employee Retirement Income Security Act of 1974 (ERISA). The BetzDearborn Inc. Benefit Restoration Plan restores any benefits reduced by the maximum benefit limitations of ERISA. Benefits under the Retirement Plan are computed on the basis of a single life annuity.

     The following table shows the estimated annual benefits payable under the Plan and Benefit Restoration Plan to eligible employees retiring in 1996 at normal retirement age in the stated salary classifications.
--------------------------------------------------------------------------------

                              YEARS OF PARTICIPATION IN PLAN
 FINAL AVERAGE  ---------------------------------------------------------------
   EARNINGS         15           20           25           30           35
-------------------------------------------------------------------------------
  $250,000      $ 65,018     $ 86,691     $108,364     $130,036     $151,709
   300,000        78,518      104,691      130,864      157,036      183,209
   400,000       105,518      140,691      175,864      211,036      246,209
   500,000       132,518      176,691      220,864      265,036      309,209
   600,000       159,518      212,691      265,864      319,036      372,209
   700,000       186,518      248,691      310,864      373,036      435,209
   800,000       213,518      284,691      355,864      427,036      498,209
--------------------------------------------------------------------------------

     Retirement benefits paid to the Company's executive officers identified in the Summary Compensation Table are determined by their respective annual compensation listed in columns (c) and (d) and any qualifying compensation in column (e). The retirement benefits are paid out of the Company's Employee Retirement Plan to the extent permitted by the Internal Revenue Code. The balance of benefits, if any, is paid by the Company's Benefit Restoration Plan. As of February 7, 1997, the following individuals have the respective years of credited service for Retirement Plan purposes set forth after their names: Mr. Cook, 25; Mr. Heberle, 31; Mr. Holland, 26; Mr. James, 2; Mr. Rankin, 27.

EMPLOYMENT AGREEMENTS

     The Company has employment contracts with each of the named executive officers of the Company. Such agreements provide for the employment of each named executive officer for a period of five years, unless sooner terminated by death, disability or termination for cause. Employment also may be terminated by the Board in its sole discretion upon two-years' advance written notice to the employee. If, during such notice period, the Board does not elect to continue the employee in his present capacity, the Company agrees to pay the employee the cash equivalent of his salary which would have been earned during the notice period, together with stock under the Company's Employee Stock Incentive Plan and bonus which would have been payable had the employee continued in his present capacity for the full term of the termination notice. The agreements also contain covenants whereby the employee agrees, both during and after employment, to protect and not divulge the

Company's proprietary and confidential information. The employee must also agree to not work for or substantially invest in a competitor during employment and for eighteen months after termination of active employment. If the employee's employment is terminated as a result of the acquisition of all or substantially all of the stock or assets of the Company, then the employee's employment opportunities are not so restricted, and the employee may elect to receive his severance salary, incentive stock and bonus in a lump sum at the time active employment is terminated.

             PROPOSAL NO. 2: AMENDMENT TO STOCK OPTION PLAN OF 1987

     The Board of Directors proposes that the shareholders approve an amendment to the Company's Stock Option Plan of 1987. This Plan is a key component of executive compensation that helps align management priorities with the Company's stock value and retain key managers in a highly competitive marketplace.

     The Company is now in the process of revising its management compensation program to better align management focus with shareholder interest. Part of this revision includes seeking shareholder approval for authorization of an additional two million shares of common stock to continue the Company's stock option program for the significantly expanded management group of the new BetzDearborn. As such, the Board of Directors approved on October 10, 1996, an amendment to the Company's Stock Option Plan of 1987, subject to shareholder approval at the 1997 Annual Meeting. The amendment:

          (1) limits the maximum number of shares of common stock to which an option may be granted to any employee to 100,000 shares over any one-year period;

          (2) Increases the number of shares of common stock available for issuance under the Plan by 2,000,000 shares to a total of 6,800,000 shares;

          (3) Provides that no option granted under the Plan may be repriced and no option may be canceled and reissued;

          (4) Extends the date upon which an option may be granted under the Plan to April 10, 2007.

     The following summarizes the proposed amendments to the Stock Option Plan of 1987. It is qualified in its entirety by reference to the Plan itself, which is included in this proxy statement as Exhibit A.

AGGREGATE NUMBER OF SHARES

     Currently a maximum number of 4,800,000 shares of common stock may be issued pursuant to the exercise of options under the Plan, except that such amount may be adjusted to reflect stock dividends, stock splits, share combinations, exchange of shares, recapitalization, mergers, consolidations, reorganizations, and liquidations. All but approximately 535,000 shares of these previously authorized shares have been granted. If this Proposal No. 2 is adopted by the Shareholders, an additional 2,000,000 shares would be available for the grant of options under this Plan.

ADMINISTRATION AND ELIGIBILITY

     The Plan is administered by the Executive Compensation and Employee Benefits Committee of the Board consisting of five Outside Directors. The Committee has full and final authority subject to the provisions of the Plan and the full Board to determine the individuals to whom options may be granted and the number of shares to be covered by each option; determine the purchase price of the shares (but not less than fair market value) covered by each option and the time or times at which options are granted; interpret the Plan; make, amend and rescind rules and regulations relating to the Plan; determine the terms and provisions of the instruments by which options shall be evidenced; and make all other determinations necessary or advisable for the administration of the Plan.

     Those individuals eligible to participate in the Plan are the Directors, officers and employees having a significant impact (as determined by the Committee) on the Company or a subsidiary company.

     From time to time, the Committee selects those individuals who may participate in the Plan. In making this determination, the Committee considers the duties of the individual, his/her present and potential contribution to the success of the Company or a subsidiary, and such other factors as the Committee may deem relevant for accomplishing the purposes of the Plan.

     Eligibility to participate in the Plan does not entitle such person to the grant of an option, and the grant of an option does not automatically entitle such person to any further grants under the Plan. An individual who has been granted an option may, however, if otherwise eligible, be granted an additional option or options.

     No person shall receive options for more than 100,000 shares of common stock under the Plan over any one-year period. For the purpose of this eligibility test, stock ownership will be determined pursuant to Section 425(d) of the Internal Revenue Code which treats an individual as owning all stock by the individual, certain relatives of the individual and certain other persons.

TERMS, CONDITIONS AND RESTRICTIONS

     Options granted under the Plan are subject to the following terms, conditions and restrictions:

          (a) The option price may not be less than one hundred percent of the fair market value of the optioned shares on the date the option is granted, as determined by the Committee;

          (b) The term of any option may not be longer than ten years from the date it is granted, subject to earlier terminations as discussed below;

          (c) An optionee has no rights as a stockholder with respect to any shares covered by an option (including no right to vote shares) until the issuance of a stock certificate upon exercise of the option; and

          (d) no option may be repriced and no option may be canceled and reissued.

     Additional conditions and restrictions upon options granted under the Plan may be established by the Committee at the time of the grant.

TERMINATION OF EMPLOYMENT, DEATH AND DISABILITY

     Subject to the next paragraph, unexercised options held at the time of termination of employment other than by retirement may be exercised by the optionee within three months after the date of termination (but in no event later than the expiration date of such option) to the extent of the number of shares to which the option could have been exercised on the date of termination. Unexercised options, including options then subject to restrictions, held at the time of a participant's retirement may be exercised within five years from the effective date of retirement (but in no event later than the expiration date of such option).

     The Board, with cause, may cancel as of the termination date all unexercised rights to which the optionee otherwise would be entitled. "Cause" includes dishonesty, gross neglect of duties, conviction of a serious crime, and violation of non-competition covenants.

     The personal representative of an optionee who dies during employment or within three months following termination of employment may exercise such option to the extent of the number of shares with respect to which the optionee could have exercised on the date of death. In such event, the option must be exercised, if at all, prior to the first anniversary of the optionee's death, or the expiration date specified in the option, whichever occurs first.

     If an optionee becomes disabled during employment (within the meaning of ss.105(d)(4) of the Internal Revenue Code), and employment is terminated as a consequence of such disability prior to the expiration date fixed in the option, the option may be exercised by the optionee at any time prior to the earlier of the first anniversary of the optionee's termination of employment and the expiration date specified in such option.

NON-TRANSFERABILITY OF OPTION

     No option may be assigned or transferred by the optionee except by will or by the laws of descent and distribution. During the lifetime of the optionee the option may be exercised only by the optionee.

EXERCISE AND PAYMENT

     Options may be exercised, either in whole or in part after being held for no less than six months from the date of grant, by payment in full for the common shares to be granted pursuant to the option plus any amount due as a result of taxes or transfer costs applicable to the transaction. Alternatively, with the approval of the Board, payment may be made by tendering to the Company common shares of the Company owned by the optionee having a fair market value equal to the aggregate exercise price applicable to the shares to be granted pursuant to the exercise of the option or by a combination of cash and common shares. A partial exercise of an option has no effect on an unexercised portion of such option.

     The fair market value of the common shares granted pursuant to the exercise of an option is the closing price of the common shares on the date of exercise as reported in the Wall Street Journal.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board or the Committee may amend the Plan from time to time with respect to any common shares as to which options have not been granted, or may suspend or discontinue the Plan, except that without the approval of a majority of the votes cast in a separate vote at a duly held Stockholders' meeting, no amendment requiring shareholder approval under Treas. Reg. ss.1.162-27(e)(4)(vi) or any successor thereto may be made.

     The Plan terminates at 12:00 Midnight on April 10, 2007. No options may be granted pursuant to the Plan thereafter; however, termination of the Plan on such date will have no effect on any rights created by options issued and outstanding on April 10, 2007 which by their terms extend beyond that date.

USE OF PROCEEDS

     Proceeds received by the Company from the exercise of options are used for general corporate purposes.

FEDERAL INCOME TAX CONSEQUENCES

     The Company expects the issuance and exercise of options under the Plan to have the following federal income tax consequences upon the Company and recipients of options:

          (a) At the time of issuance of the option, there will be no federal income tax consequences to either the participant or the Company;

          (b) At the time of exercise of the option the participant realizes income on the difference between the exercise price and the fair market value, and the amount computed will be deductible by the Company as compensation.

            The Board of Directors recommends that the shareholders vote FOR the amendment to the Stock Option Plan of 1997.

        PROPOSAL NO. 3: APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN OF 1997

     The Board of Directors strongly believes that total shareholder returns can be enhanced when all employees have an opportunity to share in the Company's success. As such, the Board of Directors approved an Employee Stock Purchase Plan, subject to shareholder approval at the 1997 Annual Meeting. Pursuant to the Plan, an employee may authorize deductions of up to ten percent of base pay for the purchase of shares of common stock of the Company at the lower of eighty-five percent of the market value of the Company's common stock at the beginning of a six-month purchase period, or eighty-five percent of such value at the end of such purchase period. Market value will be determined by using the closing price of the Company's common stock. The Board believes that this Plan will encourage employees to increase their interest in the future growth and prosperity of the Company and will reward employees for their contributions to the success of the Company.

     The Plan provides for an offering of shares of the Company's common stock every six months. In order to participate in an offering, an employee must authorize deductions from his/her pay, not to exceed ten percent of the employee's base pay, prior to the commencement of the offering. At the end of the offering, the total deductions from a participating employee's pay are applied to the purchase of that number of shares of the Company's common stock determined by dividing the amount of the employee's account by the lessor of eighty-five percent of the per-share market value of the Company's stock on the commencement date of the offering, or eighty-five percent of the per-share market value of the Company's stock on the termination date of the offering, subject, however, to a maximum of two hundred percent of the number of shares of the Company's common stock determined by dividing the amount such employee authorized to be deducted from his/her pay at eighty-five percent of the per-share market value of the Company's common stock on the commencement date of the offering.

     A participating employee may, at any time prior to the termination date of an offering under the Plan, withdraw from participation in the offering. The termination of a participant's employment by the Company or a participating subsidiary will result in all of such employee's payroll deductions being refunded to him/her as soon as practicable. After each offering termination date, the shares purchased for the account of each participating employee may be delivered to the employee upon written request.

     The Plan will be administered by the Executive Compensation and Employee Benefits Committee, none of whom will be eligible to purchase stock under the Plan.

     The Plan meets the requirements of Section 423 of the Internal Revenue Code. No income will be recognized for Federal income tax purposes by participants when they acquire rights under the Plan at the beginning of the offering or upon purchase of the shares at the end of an offering. The Company receives no deduction at either the beginning or the end of an offering period. If the shares acquired by a participant are disposed of more than two years after the commencement of the Plan offering in which they are acquired, the participant will recognize ordinary income to the extent of the lessor of: (a) the amount by which the fair market value of the shares at the commencement of the offering exceeded the price paid for the shares, or (b) the amount by which the fair market value of the Stock at the time of disposition exceeded the price paid for the shares. Additional gain, if any, will be treated as gain resulting from the sale of a capital asset held for more than one year. If the shares are not held for two years from the commencement of the applicable Plan offering, the participant will recognize ordinary income in the year of disposition in the amount by which the fair market value of the shares on the date of acquisition exceeded the price for the shares. Any additional gain or loss on the disposition of shares is treated as a gain or loss on the disposition of a capital asset.

     A copy of the proposed Employee Stock Purchase Plan is included at the end of this proxy statement as Exhibit B.

            The Board of Directors recommends that the shareholders vote FOR the the adoption of the Employee Stock Purchase Plan of 1997.

                PROPOSAL NO. 4: ELECTION OF INDEPENDENT AUDITORS

     The Board, on the recommendation of the Company's Audit Committee, has nominated Ernst & Young LLP as independent auditors for the year ending December 31, 1997. Ernst & Young LLP has been the Company's independent auditors since the Company's first public offering of its securities in 1965. Although not required, the Board has determined that it is desirable to have the Company's auditors elected by the shareholders of the Company. In the event Ernst & Young LLP is not elected, the Board would reconsider its choice. Representatives of Ernst & Young LLP are expected to be present at the Meeting and will be accorded an opportunity to make a statement should they so desire and are expected to be able to respond to appropriate questions from shareholders.

            The Board of Directors recommends that the shareholders
                vote FOR the appointment of Ernst & Young LLP as
                 independent auditors for the Company for 1997.

                           VOTE REQUIRED FOR APPROVAL

     Matters submitted to shareholders of record are decided by the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy at a meeting at which a quorum is present, though such majority may be less than a majority of all the shares entitled to vote. Under applicable Pennsylvania law, if a quorum is present with respect to a specific matter, such matter will be authorized upon receiving approval by a majority of the votes cast on such matter and for such purposes an abstention, broker non-vote or the specific direction not to cast any vote on any specific matter will not constitute the casting of a vote on such matter.

                        VOTING OF STOCK IN PLAN ACCOUNTS

     The Company's Employee Stock Ownership and 401(k) Plan permits plan participants to direct the plan Trustee how to vote the shares of common stock and preferred stock allocated to their accounts. The Trustee will vote all shares of common stock and preferred stock for which no participant directions are received in the same proportion as all the shares of common stock and preferred stock for which directions are received.

                                 OTHER MATTERS

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act"), as amended, requires the Company's Directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("Commission"). Directors, officers and greater than ten percent shareholders are required by Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely upon the Company's review of copies of such forms it has received, the Company believes that all of its Directors, officers and greater than 10% shareholders complied with all filing requirements applicable to them under Section 16(a) of the Exchange Act during fiscal year 1996, except that Larry V. Rankin, Senior Vice President, filed a Form 4 reporting a sale of shares of common stock seven days late.

SHAREHOLDER PROPOSALS

     Under the Securities and Exchange Commission rules, certain shareholder proposals may be included in the Company's proxy statement. Any such proposal for the 1998 Annual Meeting must be received by the Company not later than November 8, 1997. All proposals should be submitted to William C. Brafford, Secretary, BetzDearborn Inc., 4636 Somerton Road, Trevose, Pennsylvania 19053.

     The Board knows of no other matters which will be brought before the Meeting by any person other than those matters set forth in the attached Notice of Annual Meeting of Shareholders. If, however, any other matter shall properly come before the Meeting or any adjournment thereof, the persons named in the Proxy will vote thereon in accordance with their best judgment.

                                                             William C. Brafford
                                                                  Secretary

Dated: March 10, 1997

                                                                       EXHIBIT A

                               BETZDEARBORN INC.

                           STOCK OPTION PLAN OF 1987
                     (AS AMENDED EFFECTIVE APRIL 10, 1997)

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----


 1.   Purpose.....................................................        A-2

 2.   Administration..............................................        A-2

 3.   Eligibility.................................................        A-2

 4.   Stock.......................................................        A-2

 5.   Granting of Options.........................................        A-3

 6.   Terms and Conditions of Options.............................        A-3

 7.   Option Instruments--Other Provisions........................        A-5

 8.   Amendment or Discontinuance of Plan.........................        A-5

 9.   Exercise of Options.........................................        A-5

10.   Right to Receive Options....................................        A-5

11.   Indemnification of Board and Committee......................        A-5

12.   Application of Funds........................................        A-6

13.   Shareholder Approval........................................        A-6

14.   Termination of Plan.........................................        A-6

                                                                       EXHIBIT A

                               BETZDEARBORN INC.

                           STOCK OPTION PLAN OF 1987
                     (as amended effective April 10, 1997)

1. PURPOSE

     The BetzDearborn Inc. Stock Option Plan ("Plan") is intended to promote the interests of BetzDearborn Inc. ("Company") and its shareholders by providing a method whereby directors, officers and key employees of the Company and any subsidiary corporation ("Subsidiary Company") may be encouraged to invest in the Company's Common Stock on reasonable terms, and thereby increase their proprietary interest in the Company's business, encourage them to remain in the service and employ of the Company and increase their personal interest in its continued success and progress.

2. ADMINISTRATION

     The Plan shall be administered by the Company's Executive Compensation and Employee Benefits Committee ("Committee"), which shall consist solely of not fewer than two non-employee directors of the Company (within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor thereto) who are also outside directors (within the meaning of Treas. Reg. ss.1.162-27(e)(3), or any successor thereto) of the Company, and who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors ("Board").

     The Committee shall have full and final authority, in its discretion but subject to the express provisions of the Plan, (a) to determine from time to time the individuals in the eligible group to whom options shall be granted and the number of shares to be covered by each option; (b) to determine the purchase price (but not less than fair market value) of the shares covered by each option and the time or times at which each option shall be granted; (c) to interpret the Plan; (d) to make, amend, and rescind rules and regulations relating to the Plan; (e) to determine the terms and provisions of the instruments by which options shall be evidenced; and (f) to make all other determinations necessary or advisable for the administration of the Plan.

     No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

3. ELIGIBILITY

     The individuals who shall be eligible to receive options shall be directors, officers and key employees of the Company or a Subsidiary Company. An individual who has been granted an option may, if otherwise eligible, be granted an additional option or options if the Committee shall so determine.

4. STOCK

     The stock with respect to which options may be granted under the Plan shall be shares of the authorized but unissued Common Stock, or shares of issued Common Stock reacquired and held in the Company's treasury, or both. The aggregate amount of the Common Stock on which options may be granted under the Plan shall not exceed six million eight hundred thousand (6,800,000) shares; provided, however, that pursuant to Treas. Reg. ss.1.162.27(e)(4)(i), no individual shall receive options for more than 100,000 shares of the Company's Common Stock over any one-year period. The number of shares which the Committee is authorized to option under this Plan, and the number issuable upon the exercise of outstanding options granted thereunder (as well as the exercise price of such outstanding options), shall be adjusted to reflect, as may be deemed appropriate by the Committee, any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation, or the like.

     In the event that any outstanding option under the Plan for any reason expires or is surrendered or terminated, the shares of Common Stock allocable to such option or to the unexercised portion thereof may again be subjected to an option under the Plan; provided, however, that if an option expires or is surrendered or terminated, the shares of Common Stock covered by such option shall be counted against the maximum number of shares specified above for which options may be granted to a single individual.

5. GRANTING OF OPTIONS

     From time to time until termination of the Plan as provided in Section 8, the Committee shall select from among those who are then eligible under Section 3 the individual(s) to whom options shall be granted and shall determine the number of shares to be covered by each option. Each individual thus selected shall, at such time as the Committee shall determine, be granted an option with respect to the number of shares of Common Stock thus determined. The recommendation or selection of an individual as a participant in any grant of an option under the Plan shall not be deemed to entitle the individual to such option prior to the time when it shall be granted by the Committee. The granting of an option under the Plan shall not be deemed either to entitle such individual to, or to disqualify such individual from, any participation in any other grant of options under the Plan. In making any determination as to individuals to whom options shall be granted and as to the number of shares to be covered by such options, the Committee shall take into account the duties of the respective individuals, their present and potential contributions to the success of the Company or a Subsidiary Company, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan.

6. TERMS AND CONDITIONS OF OPTIONS

     The options granted pursuant to the Plan shall include the following terms and conditions:

           (a) Price

               The option price shall be not less than one hundred percent (100%) of the fair market value of the option shares on the date the option is granted, as determined by the Committee.

           (b) Term

               The term of any option granted under the Plan shall be not longer than ten (10) years from the date it is granted, subject to earlier termination as provided in Paragraphs (c) and (d) below.

           (c) Termination of Employment

               Any option granted under the Plan may, subject to the provisions of Paragraph (d) below, be exercised by the optionee, to the extent of the number of shares with respect to which he could have exercised it on the date of termination of his employment, within three (3) months after his employment shall have terminated; provided, however, that the Committee may, in its discretion with cause, cancel as of the time of such termination of employment all unexercised rights to which the optionee would be otherwise entitled.

               Any such cancellation must be effected by a notice mailed (whether or not received) to the last known address of the optionee, postage prepaid, by certified or registered mail, within one (1) month of the date of termination of employment. "Cause" shall include the following: (i) dishonesty, (ii) gross negligence of duties, (iii) conviction of a serious crime, and
               (iv) violation of noncompetition covenants.

               Whether authorized leave of absence or absence on military or governmental service shall constitute employment for the purposes of the Plan shall be conclusively determined by the Committee.

           (d) Exercise Upon Death of Optionee

               If an optionee shall die during his employment or within three
               (3) months following termination of employment, and prior to the expiration date fixed for his option, such option may be exercised, to the extent of the number of shares with respect to which the optionee could have exercised it on the date of his death, by the optionee's estate, personal representative or beneficiary who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee, at any time prior to the earlier of (i) the first anniversary of the optionee's death, or (ii) the expiration date specified in such option, notwithstanding any grant restrictions as to the year the option or any portion of the option is exercisable.

           (e) Exercise Upon Disability of Optionee

               If an optionee shall become disabled (within the meaning of Section 105(d)(4) of the Internal Revenue Code) during his employment and, prior to the expiration date fixed for his option, his employment is terminated as a consequence of such disability, such option may be exercised by the optionee at any time prior to the earlier of (i) the first anniversary of the optionee's termination of employment, or (ii) the expiration date specified in such option.

           (f) Assignability

               No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee shall be exercisable only by him.

           (g) Rights as a Stockholder

               An optionee shall have no rights as a stockholder with respect to any shares covered by his option until the issuance of a stock certificate to him for such shares.

           (h) Exercise Upon Retirement

               In the event an employee's employment has been or is terminated as a result of retirement under the terms of the Employees' Retirement Plan, any options, including options then subject to restrictions, shall be exercisable (i) within five (5) years from the effective date of such retirement, or (ii) the expiration date specified in such options, whichever occurs earlier.

           (i) No Repricing or Canceling/Reissuing

               No option granted under the Plan may be repriced and no option may be canceled and reissued.

7. OPTION INSTRUMENTS -- OTHER PROVISIONS

     The options granted shall be evidenced by instruments in such form as the Committee shall from time to time approve, which instruments shall contain such provisions, not inconsistent with the provisions of the Plan, as the Committee shall deem advisable.

8. AMENDMENT OR DISCONTINUANCE OF PLAN

     The Board or the Committee may from time to time, with respect to any shares of Common Stock as to which options have not then been granted, suspend or discontinue the Plan or amend it in any respect whatsoever, except that, without the approval of a majority of the votes cast in a separate vote at a duly held Stockholders' meeting, no amendment requiring shareholder approval pursuant to Treas. Reg. ss.1.162-27(e)(4)(vi) or any successor thereto may be made. Pursuant to Pennsylvania law, abstentions, broker non-votes and specific directions not to cast any vote on a specific matter will not be counted as voting for purposes of such amendment.

9. EXERCISE OF OPTIONS

     Options may be exercised by any individuals entitled to do so either in whole or in part by presenting to the Company appropriate written notice together with (i) funds in the form of cash or personal check, in an amount sufficient to pay for the shares plus any taxes or other transfer costs applicable to the transaction or (ii) with the approval of the Committee, by tendering to the Company shares of the Common Stock of the Company, owned by him/her, and having a fair market value equal to the exercise price applicable to his/her option, or (iii) at the discretion of the Committee by a combination of (i) and (ii) above. The fair market value of Stock so delivered shall be the closing price of publicly-traded shares of Stock on the date prior to the date of exercise, as reported in The Wall Street Journal. The partial exercise of the option shall have no effect on the unexercised portion of the option.

10. RIGHT TO RECEIVE OPTIONS

     Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an option, or any other right hereunder, unless and until the Committee shall have granted such individual an option, and then his rights shall be only such as are provided by the instrument evidencing such option.

11. INDEMNIFICATION OF BOARD AND COMMITTEE

     In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his own behalf.

12. APPLICATION OF FUNDS

     Such proceeds as shall be received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

13. SHAREHOLDER APPROVAL

     This amended and restated Plan was approved by the Stockholders in the manner described in Section 8 at a meeting of the shareholders of the Company on April 10, 1997, or at any adjournment thereof.

14. TERMINATION OF PLAN

     This Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on April 10, 2007, and no options hereunder shall be granted thereafter. Nothing contained herein, however, shall terminate or affect the continued existence of rights created under options issued hereunder, including options conditional upon approval of this Plan, and outstanding on April 10, 1997, which by their terms extend beyond such date.

                                                                       EXHIBIT B

                               BETZDEARBORN INC.

                      EMPLOYEE STOCK PURCHASE PLAN OF 1997

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----

 1.        Purpose................................................    B-2

 2.        Administration.........................................    B-2

 3.        Eligibility............................................    B-2

 4.        Stock..................................................    B-3

 5.        Grant of Option........................................    B-3

 6.        Participation..........................................    B-3

 7.        Exercise of Option.....................................    B-4

 8.        Employee's Right to Abandon Option.....................    B-4

 9.        Terms and Conditions of Options........................    B-5

10.        Indemnification of Committee...........................    B-7

11.        Amendment of Plan......................................    B-7

12.        Effective Date of Plan.................................    B-8

13.        Absence of Rights......................................    B-8

14.        Application of Funds...................................    B-8

15.        Miscellaneous..........................................    B-8

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                               BETZDEARBORN INC.
                      EMPLOYEE STOCK PURCHASE PLAN OF 1997

1. PURPOSE

     This Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of BetzDearborn Inc. (the "Company") and any domestic "subsidiary corporation" of the Company (as defined in ss.424(f) of the Internal Revenue Code of 1986, as amended (the "Code") so that they may acquire a, or increase their, proprietary interest in the success of the Company. It is further intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan," within the meaning of ss.423 of the Code.

2. ADMINISTRATION

     The Plan shall be administered by the Executive Compensation and Employee Benefits Committee (the "Committee") of the Company's Board of Directors (the "Board"). Acts approved by a majority of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his/her capacity as a director of the Company.

     The Committee shall have full and final authority, in its discretion but subject to the express provisions of the Plan, (a) to determine the purchase price (but not less than 85% of fair market value) of the shares covered by each option and the time or times at which each option shall be granted; (b) to interpret the Plan; (c) to make, amend, and rescind rules and regulations relating to the Plan; (d) to determine the terms and provisions of the instruments by which options shall be evidenced; and (e) to make all other determinations necessary or advisable for the administration of the Plan. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder. Any and all authority of the Committee may be delegated by the Committee to a Plan Administrator.

3. ELIGIBILITY

     (a) General Rule. Except as provided in paragraph (b) below and subject to ss.9(e), each employee of the Company or a subsidiary corporation shall be eligible for option grants described in ss.5.

     (b) Exceptions. An employee will not be eligible to participate in the Plan if he or she is customarily employed by the Company or a subsidiary corporation for twenty (20) hours or fewer per week or if he/she is customarily employed by the Company or a subsidiary corporation for not more than five (5) months in any calendar year. Further, an employee who is classified by the rules of the Committee as a "temporary employee," and who has been employed for less than two years, will not be eligible to participate in the Plan. In addition, in no event may an employee be granted an option if such employee, immediately after exercise of the option granted would own stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or of its "parent corporation" (as defined in ss.424(e) of the Code)
(if any) or of a subsidiary corporation. For purposes of determining stock ownership under this paragraph, the rules of ss.424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

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4. STOCK

     The stock subject to the options shall be shares of the Company's authorized but unissued or reacquired as Treasury shares $.10 par value common stock ("Common Stock"). The aggregate number of shares of Common Stock which may be issued under options shall not exceed four hundred thousand (400,000); provided that such number shall be adjusted if required by ss.9(h).

5. GRANT OF OPTION

     (a) Grant of Option. Employees shall have the right to purchase shares of Common Stock under an option as of July 1, 1997 (or, in the Committee's discretion, as soon as administratively practicable thereafter) and as of the first business day of each subsequent January or July (the "Grant Dates"). Each employee who meets the eligibility requirements of ss.3 shall be granted an option on the first Grant Date coinciding with or immediately following the date he becomes an eligible employee, and on each succeeding Grant Date, provided he continues to meet the eligibility requirements of ss.3. The term of each option shall be six calendar months, except for the first option term which, in the Committee's discretion, may be fewer than six calendar months (e.g., August 1, 1997 to December 31, 1997).

     (b) Aggregate Purchase Price of Shares Purchasable Under Option. Subject to the limitation described in paragraph (d) below, employees shall have the right to purchase shares of Common Stock under an option having an aggregate price of up to ten (10) percent of the employee's base compensation projected, as of the beginning of the Option Term, to be paid for the Option Term. For purposes of this Plan, "base compensation" shall mean an employee's remuneration from the Company and its subsidiary corporations, based on the employee's basic hourly wage or salary, excluding any bonuses, overtime, or other extra or incentive pay, as of the beginning of such Option Term.

     (c) Number of Shares Purchasable Under Option. Subject to the limitation described in paragraph (d) below, the number of shares actually purchasable by the employee for an Option Term shall equal the number determined by dividing
(i) ten (10) percent of the employee's base compensation for the Option Term by
(ii) the exercise price of the option per share of Common Stock. The per share exercise price of an option shall be the lesser of (i) 85% of the per share fair market value of the Common Stock as of the Grant Date for the Option Term, or
(ii) 85% of the per share fair market value of the Common Stock as of the applicable exercise date (the "Exercise Date") for the Option Term.

     (d) Limitation on Number of Shares Purchasable Under Option. Notwithstanding paragraphs (b) and (c) above, the aggregate number of whole shares of Common Stock purchasable under an option for an Option Term shall not exceed 200% of the number of shares of Common Stock determined by dividing ten
(10) percent of the employee's base compensation projected, as of the beginning of the Option Term, to be paid for the Option Term by 85% of the per share fair market value of the Common Stock as of the Grant Date for the Option Term, and shall be subject to the limitations described in Sections 9(e) and 9(l).

6. PARTICIPATION

     (a) Payroll Deductions. Subject to rules established by the Committee from time to time, an eligible employee may elect to participate in the Plan by making payroll deductions (as a whole percentage of the employee's base compensation each pay, subject to the limits set forth in paragraph (b) below) for each Option Term in which the employee is eligible to participate.

     (b) Maximum Payroll Deduction. The maximum total payroll deductions for any employee for an Option Term may not exceed ten (10) percent of the employee's base compensation (as defined in ss.5(b)) for the Option Term.

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     (c) No Interest on Payroll Deductions. Payroll deductions made under the
Plan will be held as general assets of the Company or a subsidiary, and will not be credited with any interest.

     (d) Participation after Abandonment. Each employee who has satisfied the eligibility requirements of ss.3 but who has elected to abandon (or, as described in paragraph (f) below, is deemed to have abandoned) his option in accordance with ss.8 for an Option Term, shall be granted an option in accordance with ss.5 in subsequent Option Terms, provided the employee continues to meet the eligibility requirements of ss.3. However, such employee must submit a new payroll deduction agreement under paragraph (a) above in order to begin payroll deductions for a subsequent Option Term.

     (e) No Contract to Purchase. Electing to make payroll deductions in any Option Term will not constitute a contract to purchase any of the shares of Common Stock purchasable under the option.

     (f) Waiver of Rights. An employee who fails to elect to participate in the Plan for an Option Term in the manner and within the time provided under paragraph (a) above shall be deemed to have abandoned the option granted to the employee for such Option Term and shall have no further rights under the Plan with respect to such abandoned option.

7. EXERCISE OF OPTION

     (a) Method of Exercise. Unless the employee has abandoned his option in accordance with ss.8(a) (or is deemed to have abandoned his option under ss.6(f)), as of the last business day of each Option Term, the employee will be deemed to have exercised his option for such number of full shares of Common Stock as his accumulated payroll deductions shall be sufficient to pay for in full, subject to the limitations of ss.5(d).

     (b) Return of Excess Payroll Deductions. Any payroll deductions remaining after the employee exercises an option for an Option Term shall be refunded to the employee.

8. EMPLOYEE'S RIGHT TO ABANDON OPTION

     (a) Abandonment of Option. An employee may elect to abandon his option for any Option Term and withdraw any payroll deductions already made for the Option Term under the Plan by giving written notice to the Company. However, in order for such abandonment to be effective for the Option Term, the employee's written notice must be received by the Company on or before the tenth (10th) business day prior to the end of the Option Term. All of such employee's payroll deductions will be refunded to him as soon as practicable after the Company receives the employee's notice of withdrawal, and no further payroll deductions will be made from the employee's pay until the employee completes a new payroll deduction agreement in accordance with ss.6(a) for a subsequent Option
Term. As to any shares so abandoned, the employee shall have no further option or right of any nature at any subsequent time.

     (b) No Effect on Later Participation. An employee's abandonment of an option for an Option Term will not have any effect upon his eligibility to participate in the Plan for subsequent Option Terms.

     (c) Abandonment Upon Termination of Employment. Upon termination of the employee's employment during an Option Term for any reason, including retirement, payroll deductions made by the employee for such Option Term will be refunded to the employee, or, in the case of death, to the person or persons entitled thereto under ss.9(f).

9. TERMS AND CONDITIONS OF OPTIONS

     Stock options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall recommend and the Board shall approve, provided that all employees granted such agreements shall have the same rights and privileges (except as otherwise required by ss.5), and provided further that such agreements shall comply with and be subject to the terms and conditions set forth below.

     (a) Number of Shares. Each option shall state the minimum and maximum numbers of shares to which it pertains, as well as the formula set forth in ss.5 pursuant to which the minimum, maximum and ultimate numbers are determined.

     (b) Option Price. The per share exercise price of an option shall be determined in the manner set forth in ss.5(b). In making such determination, during such time as the Common Stock is listed upon an established stock exchange or exchanges, the per share "fair market value" shall be deemed to be the mean between the highest and lowest quoted selling prices on the day the option is granted or exercised, whichever is applicable (the "valuation date"). During such time as the Common Stock is not listed upon an established stock exchange, the per share fair market value shall be determined by the Committee by a method sanctioned by the Code, or rules and regulations thereunder. The fair market value per share is to be determined in accordance with Treas. Reg. ss. ss.1.421-7(e) and 20.2031-2. Subject to the foregoing, the Committee in fixing the exercise price shall have full authority and be fully protected in doing so.

     (c) Medium and Time of Payment. The exercise price of an option shall be payable in United States dollars upon the exercise of the option and shall be payable only by accumulated payroll deductions made in accordance with ss.6.

     (d) Term of Option. No option may be exercised after the end of the Option Term in which the option was granted.

     (e) Accrual Limitation. No option shall permit the rights of an employee to purchase stock under all employee stock purchase plans, intended to qualify under ss.423 of the Code, of the Company and its parent corporation (if any) and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time options are granted) for each calendar year in which the option is outstanding at any time. Thus, the maximum number of shares of Common Stock an employee may purchase under an option under this Plan for the first Option Term in a calendar year for which the employee receives an option is determined by dividing (i) $25,000 by (ii) the per share fair market value of Common Stock on the Grant Date of such Option Term. The maximum number the employee may purchase for the second Option Term in a calendar year is determined by dividing (i) $25,000 by (ii) the per share fair market value of Common Stock on the Grant Date of such Option Term, and then subtracting from the quotient the total number of shares of Common Stock purchasable by the employee under the option granted to the employee (if any) in the first Option Term of the calendar year.

     For purposes of making the calculation described above, if the employee was eligible to receive an option for the first Option Term in a calendar year, the total number of shares purchasable by the employee for the first Option Term shall be calculated as if the employee had elected for the first Option Term payroll deductions equal to ten (10) percent of his base compensation projected, as of the beginning of the Option Term, to be paid for such Option Term [, and shall be subject to the 200% limit on the number of shares purchasable set forth in ss.5(d)]. For purposes of this paragraph (e) -- (i) the right to purchase Common Stock under an option accrues when the option (or any portion thereof first becomes exercisable during the calendar year; (ii) the right to purchase Common Stock under an option accrues at the rate provided in the option but in no case may such rate exceed $25,000 of fair market value of such Common Stock (determined on the Grant Date of such option) for any one

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calendar year; and (iii) a right to purchase Common Stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option.

     (f) Termination of Employment. In the event that an employee ceases to be employed by the Company and its subsidiary corporations for any reason during the employee's participation in an Option Term, such individual shall be deemed to have abandoned his option for such option term and his accumulated payroll deductions shall be refunded in accordance with ss.8(c).

     Whether an authorized leave of absence for military or governmental service shall constitute termination of employment for the purposes of the Plan shall be determined by the Committee in accordance with applicable law, which determination, unless modified by the Board (in accordance with applicable law), shall be final and conclusive.

     (g) Nontransferability. Neither payroll deductions made by an employee, nor any rights with regard to the exercise of an option or to receive stock, nor any rights to a return of payroll deductions under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the employee other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect. An option may be exercised during the employee's lifetime only by the employee.

     (h) Recapitalization. Subject to any required action by the stockholders, the number of shares of Common Stock covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision (stock-split) or consolidation (reverse-split) of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares affected, without receipt of consideration by the Company.

     Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding option to terminate, provided that each employee granted an option under this Plan shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his option.

     In the event of a change in the Common Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an "employee stock purchase plan" within the meaning of ss.423 of the Code.

     Except as herein before expressly provided in this paragraph (i), an employee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option.

     The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     (i) Rights as a Stockholder. An employee or a transferee of an option (as described in paragraph (g) above) shall have no rights as a stockholder with respect to any shares of Common Stock covered by his option until the date the option is exercised in accordance with the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in paragraph (i) above.

     (j) Investment Purpose. Each option under the Plan shall be granted on the condition that the purchases of Common Stock thereunder shall be for investment purposes and not with a view to resale or distribution, except that in the event the Common Stock subject to such option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

     (k) Adjustment in Number of Shares Exercisable. If the aggregate number of shares purchased under options granted under the Plan exceeds the aggregate number of shares of Common Stock specified in ss.4, the Company shall make a pro rata allocation of the shares available for distribution so that the limit of ss.4 is not exceeded, and the balance of payroll deductions made by each participating employee shall be returned to him as promptly as possible.

     (l) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions as the Committee and the Board shall deem advisable, provided that no such provision may in any way be in conflict with the terms of the Plan.

10. INDEMNIFICATION OF COMMITTEE

     In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

11. AMENDMENT OF PLAN

     The Committee may, to the extent permitted by law, from time to time, with respect to any shares of Common Stock at any time not subject to options, suspend, discontinue, revise or amend the Plan in any respect whatsoever except that no such revision or amendment may permit granting of options under this Plan to persons other than employees of the Company, its parent corporation (if any) or a subsidiary corporation, or otherwise cause options issued under it to fail to meet the requirements of ss.423 of the Code. Furthermore, the Plan may not, without the approval of a majority of the votes

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cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan, be amended in any manner that will change the number of shares subject to the Plan.

12. EFFECTIVE DATE OF PLAN

     In the discretion of the Committee, the Plan will become effective as of July 1, 1997, or as soon as administratively practicable thereafter, subject, however, to approval by the holders of at least a majority of the Common Stock present or represented, and entitled to vote, at a special or annual meeting of the stockholders at which a quorum is present held within twelve (12) months before or after the date the Plan is approved by the Board. If the Plan is not so approved, the Plan shall not become effective.

13. ABSENCE OF RIGHTS

     The granting of an option to a person shall not entitle that person to continued employment by the Company or a subsidiary corporation or affect the terms and conditions of such employment. The Company and any subsidiary corporation shall have the absolute right, in their discretion, to terminate an employee's employment, whether or not such termination may result in a partial or total termination of his option under this Plan.

14. APPLICATION OF FUNDS

     The proceeds received by the Company from the sale of Common Stock pursuant to options will be used for general corporate purposes.

15. MISCELLANEOUS

     (a) Provisions of Plan Binding. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrator or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

     (b) Applicable Law. Pennsylvania law shall govern all matters relating to this Plan except to the extent it is superseded by federal law.

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